Exhibit 99.1

BARINGS BDC, INC. ANNOUNCES STOCKHOLDER PAYMENT RECORD DATE, PAYMENT DATE AND PAYMENT AMOUNT PER SHARE IN CONNECTION
WITH EXTERNALIZATION TRANSACTION CLOSING
CHARLOTTE, N.C. (August 2nd, 2018) - Barings BDC, Inc. (“Barings BDC” or the “Company”) (NYSE: BBDC) (f/k/a Triangle Capital Corporation) today announced the closing of the previously announced externalization transaction (the “Externalization Closing”) with Barings LLC (the “Adviser”).
As a result of the Externalization Closing, and as required by New York Stock Exchange (“NYSE”) rules, August 2, 2018 has been set as the record date (the “Record Date”) for the $85.0 million cash payment by the Adviser to the Company’s stockholders (the “Stockholder Payment”). The payment date for the Stockholder Payment will be August 3, 2018 (the “Payment Date”), on which the Adviser will pay a $1.7836119 cash payment per share of the Company’s common stock directly to the holders of record of the Company’s common stock (other than the Adviser) as of the Record Date.
Because the Stockholder Payment was subject to closing conditions, as required by NYSE rules, the Company’s common stock will trade with “due bills” representing an assignment of the right to receive the Stockholder Payment through the Payment Date and will not trade ex-payment until the first business day after the Payment Date. Stockholders who sell their shares of the Company’s common stock on or before the Payment Date will not be entitled to receive the Stockholder Payment. Thus, it is important to remember that the day on which stockholders can sell their shares without being obligated to deliver the Stockholder Payment to the buyer of such shares is the first business day after the Payment Date.
Due bills obligate a seller of shares of stock to deliver the payment payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the stock. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s common stock should consult their broker before trading in the Company’s common stock to be sure they understand the effect of the NYSE’s due-bill procedures.

Cautionary Statement Regarding Forward-Looking Statements: This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2018 and in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.
Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Barings BDC, Inc.
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC, Inc. seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. BBDC’s investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $306 billion of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $306+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 professionals and offices in 16 countries. Learn more at www.barings.com.
*As of June 30, 2018
Media Contact:
Kelly Smith, Media Relations, Barings, 980-417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088